As filed with the Securities and Exchange Commission on November 23, 2015

Registration No. 333-202832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GIGOPTIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-2439072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Avi S. Katz
Chief Executive Officer
GigOptix, Inc.
130 Baytech Drive
San Jose, CA 95134
(408) 522-3100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Jeffrey C. Selman, Esq.
Crowell & Moring LLP
275 Battery St., 23rd Floor
San Francisco, CA 94111
(415) 986-2800

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, File No. 333-202832 (the “Registration Statement”), of GigOptix, Inc. (the “Registrant”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2015, as declared effective by the SEC on March 30, 2015, and which registered $30,000,000 in the aggregate of an indeterminate number of shares of common stock and preferred stock, debt securities and warrants.  The Registrant has sold an aggregate of $18,093,100.00 of Common Stock under the Registration Statement.  The Registration Statement is due to expire on March 30, 2018, and in accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the remaining $11,906,900.00 in the aggregate of  securities previously registered under the Registration Statement but not sold under the Registration Statement as of the filing date of this Post-Effective Amendment.

The Registrant is concurrently filing a new Registration Statement on Form S-3 (the “Replacement Registration Statement”) with the SEC, and intends to offset the registration fee for that Replacement Registration Statement pursuant to Rule 457(p) of the Securities Act, with the unused portion of the registration fee from this Registration Statement, as set forth in the Replacement Registration Statement.

16.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Date Filed or Period Ended
24.1	Power of Attorney (See signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 23, 2015.

GIGOPTIX, INC.

By:	/s/ Avi Katz
Name:	Dr. Avi Katz,
Title:	Chief Executive Officer, President, Founder and Chairman of the Board

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Avi Katz and Darren Ma as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Post-Effective  Amendment No. 1 to Registration Statement on Form S-3 of GigOptix, Inc. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Avi Katz	Chief Executive Officer, President, Founder and Chairman of the Board (Principal Executive Officer)	November 23, 2015
Dr. Avi Katz

/s/ Darren Ma	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 23, 2015
Darren Ma

/s/ Frank W. Schneider	Director	November 23, 2015
Frank W. Schneider

/s/ Kimberly D.C. Trapp	Director	November 23, 2015
Kimberly D.C. Trapp

/s/ Neil J. Miotto	Director	November 23, 2015
Neil J. Miotto

/s/ Joseph J. Lazzara	Director	November 23, 2015
Joseph J. Lazzara

/s/ John J. Mikulsky	Director	November 23, 2015
John J. Mikulsky

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Filed Herewith	Form	Date Filed or Period Ended
24.1	Power of Attorney (See signature page)